EXHIBIT 10.21
                                                                   -------------


                                 PROMISSORY NOTE

$723,356.37                                                    September 2, 1999

     FOR VALUE RECEIVED, Mark Lyle Schneider ("Borrower") hereby promises to pay to the order of United International Properties, Inc., a Colorado corporation ("Holder"), at 4643 South Ulster Street, Suite 1300, Denver, Colorado 80237 USA, or at such other place as Holder may designate in writing from time to time, the principal sum of Seven Hundred Twenty-three Thousand Three Hundred Fifty-six dollars and 37 cents (US$723,356.37), together with interest thereon as set forth herein. Capitalized terms used herein and not defined shall have the meaning set forth in the Loan Agreement of even date herewith between Borrower and Holder (the "Loan Agreement").

     The unpaid principal balance of this Note shall bear interest from the date hereof to, but excluding the date such amount shall be paid in full, at the rate equal to 9% per annum on the basis of a 360 day year and actual days elapsed. Interest shall accrue and be due and payable in arrears monthly commencing September 30, 1999, and on the last day of each month thereafter. The outstanding principal balance of this Note shall be due and payable upon the earlier of: (a) the date on which Borrower sells or transfers any legal or beneficial interest in the Property, (b) the date on which Borrower is no longer an employee of UPC, United or any affiliate thereof, or (c) the date on which an Event of Default has occurred.

     If Borrower fails to pay any sums owing under this Note when due, all such sums shall bear interest from the date due to but excluding the date all such amounts are paid in full, at a default rate equal to 15% per annum, compounded quarterly, on the basis of a 360 day year and actual days elapsed. At such time as a judgement is obtained for any amount owing under this Note or any document or instrument securing this Note, interest shall continue to accrue on the amount of the judgement until paid, at the rate of 15% per annum. In addition, if Holder has to take any action to collect the amount due hereunder, including without limitation retaining attorneys for the collection of this Note or if any suit or proceeding is brought for the recovery of all or any part of the indebtedness, then Borrower agrees to pay on demand all costs and expenses of any such action to collect, suit or proceeding, and any appeal of any such suit or proceeding, incurred by Holder, including but not limited to the reasonable fees and disbursements of Holder's attorneys and their staff.

     This Note is issued pursuant, and is subject, to the Loan Agreement, which among other things provides for the acceleration of maturity hereof upon the occurrence of certain stated events. This Note will be secured by a Deed of Pledge of Contractual Rights and a Second Deed of Trust on the Property by Borrower in favor of Holder. Other than as stated in the foregoing sentence, this Note is non-recourse to the Borrower or any other assets of the Borrower. Reference is made to the Loan Agreement and, when executed, the Deeds for a description of the rights, remedies and obligations of Holder in respect thereto. In particular, the obligations set forth in paragraph 3.5 of the Loan Agreement shall continue notwithstanding the payment of all amounts due under this Note.


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     All payments hereunder shall be credited first toward the interest then due and the remainder toward principal. Borrower may prepay this Note in whole or in part, at any time without premium or penalty. All payments of advances and interest will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments, or governmental charges for whatever nature, unless the withholding of such taxes or duties are required by law.

     Borrower hereby waives presentment, demand, notice of dishonor, notice of acceleration and protest and assents to any extension of time with respect to any amounts due under this Note, to any substitution or release of collateral and to the addition or release of any party. No waiver of any payment or other right under this Note shall operate as a waiver of any other payment or right.

     This Note shall be binding upon Borrower and his heirs and assigns and shall inure to the benefit of and be enforceable by Holder and its successors and assigns.

     If any of the provisions of this Note shall be held to be invalid or unenforceable, the determination of invalidity or unenforceability of any such provision shall not affect the validity or enforceability of any other provision or provisions hereof.

     All notices to Borrower expressly required in this Note shall be given in the manner set forth in the Loan Agreement.

     This Note shall be construed and enforced in accordance with the laws of the State of Colorado. Borrower hereby submits to the jurisdiction of the U.S. District Court for the District of Colorado and of any court of the State of Colorado sitting in Denver, Colorado, USA, for purposes of all legal proceedings arising out of or relating to the Note. Borrower irrevocably waives, to the fullest extent permitted by law, any objection which Borrower may now or hereafter have to the lack of personal jurisdiction or laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in a court has been brought in an inconvenient forum. Notwithstanding the preceding two sentences, Holder retains the right to bring any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with the Note in any court that has jurisdiction over the parties and subject matter.

     IN WITNESS WHEREOF, Borrower has caused this instrument to be executed as of the day and year first above written.

                                            BORROWER:


                                            /s/ Mark L. Schneider
                                            ------------------------------------
                                            Mark L. Schneider